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Exhibit 10.36

AMENDMENT NO. 6 TO
LOAN AGREEMENT

        This Amendment No. 6 to Loan Agreement (this "Amendment"), dated as of April 1, 2002, is entered into with reference to the Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of November 29, 1999 currently among Apio, Inc., a Delaware corporation (successor by merger and name change to Bush Acquisition Corporation, a Delaware corporation) ("Borrower"), each lender from time to time a party thereto (each a "Lender" and collectively, the "Lenders"), Bank of America, N.A., as Issuing Lender, and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement. Section references herein relate to the Loan Agreement unless otherwise stated. All Section references herein relate to the Loan Agreement unless otherwise stated.

        The parties hereto hereby agree as follows:

        1.    Section 1.1—Definition of "Borrowing Base Augmentation Amount".    Retroactively effective as of February 28, 2002, the definition of "Borrowing Base Augmentation Amount" contained in Section 1.1 is hereby amended in full to read as follows:

          "Borrowing Base Augmentation Amount" means (a) for the fiscal period from and including February 28, 2002 to and including March 31, 2002, $2,500,000. The Borrowing Base Augmentation Amount shall be terminated and permanently reduced to zero as of April 1, 2002"

        2.    New Borrowing Base Augmentation Fee.    Each of the parties hereto agrees and acknowledges that a new Borrowing Base Augmentation Amount was effective for the period from and including February 28, 2002 to and including March 31, 2002, in the amount of $2,500,000. Borrower hereby agrees that as consideration for such new Borrowing Base Augmentation Amount during this period, it shall pay to the Administrative Agent, in full, for the ratable benefit of the Lenders, a fee of $35,000 (the "New Borrowing Base Augmentation Fee").

        3.    Landec Equity Contributions.    Borrower hereby represents and warrants that: (a) on January 3, 2002, Landec made a $700,000 subordinated loan to Borrower, (b) on February 12, 2002, Landec made a $1,200,000 subordinated loan to Borrower, (c) on March 29, 2002, Landec made a $4,000,000 subordinated loan to Borrower (collectively, the "2002 Subordinated Loans"), (d) the 2002 Subordinated Loans will be used to (i) repay certain amounts due and owing to the Lenders under the Loan Documents and (ii) reduce the amount of accounts payable by the Borrower. Each of the parties hereto hereby agrees that the 2002 Subordinated Loans shall (a) constitute a "Subordinated Obligation" under the Loan Agreement and the Landec Subordination Agreement, (b) constitute a Permitted Contribution made on the date of such loan set forth above for a purpose that is hereby consented to by the Lenders, (c) for purposes of Section 2.7(e) of the Loan Agreement, not constitute a Landec Equity Contribution and (d) constitute a "Subordinated Obligation Document" under the Landec Subordination Agreement.

        4.    Effectiveness.    This Amendment shall become effective on such date (the "Effective Date") as the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Lenders, (a) duly executed counterparts of this Amendment, (b) duly executed counterparts of Annex I attached hereto, signed by each Party thereto, (c) the New Borrowing Base Augmentation Fee ($35,000) referred to in Section 2 above and (d) a Certificate of Borrower certifying that attached thereto are true, correct and complete, duly executed copies of the 2002 Subordinated Promissory Notes.

        5.    Representations and Warranties.    Except (i) for representations and warranties which expressly relate to a particular date or which are no longer true and correct as a result of a change permitted by the Loan Agreement or the other Loan Documents or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the Borrower hereby represents and warrants that each representation and warranty made by Borrower in Article 4 of the Loan Agreement (other than Sections 4.6 (first sentence), 4.11, and 4.18) are true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof. Without in any way limiting the foregoing, Borrower represents and warrants to the Administrative Agent and the Lenders that no Default or Event of Default has occurred and remains continuing or will result from the consents, waivers, amendments or transactions set forth herein or contemplated hereby.

        6.    Confirmation.    In all respects, the terms of the Loan Agreement and the other Loan Documents, in each case as amended hereby or by the documents referenced herein, are hereby confirmed.

        IN WITNESS WHEREOF, Borrower, the Administrative Agent and the Lenders have executed this Amendment as of the date first set forth above by their duly authorized representatives.

APIO, INC., a Delaware corporation
By:	/s/ Nick Tompkins Name: Nick Tompkins Title: CEO
BANK OF AMERICA, N.A., as Administrative Agent, Issuing Lender and sole Lender
By:	/s/ John Plecque John Plecque, Senior Vice President

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ANNEX I TO AMENDMENT NO. 6

CONSENT AND REAFFIRMATION OF GUARANTOR, PLEDGOR
AND SUBORDINATED LENDER

        The undersigned guarantor, pledgor and subordinated lender hereby consents to the execution, delivery and performance by Borrower and the Administrative Agent of the foregoing Amendment No. 6 to Loan Agreement ("Amendment No. 6"). In connection therewith, the undersigned expressly and knowingly reaffirms its liability under each of the Loan Documents to which it is a Party and expressly agrees (a) to be and remain liable under the terms of each such Loan Document and (b) that it has no defense, offset or counterclaim whatsoever against the Administrative Agent or the Lenders with respect to any such Loan Document.

        The undersigned further agrees that each Loan Document to which it is a Party shall remain in full force and effect and is hereby ratified and confirmed.

        The undersigned further agrees that the execution of this Consent and Reaffirmation of Guarantor and Pledgor is not necessary for the continued validity and enforceability of any Loan Document to which it is a Party, but is executed to induce the Administrative Agent and the Lenders to approve of and otherwise enter into the Amendment No. 6.

        IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound hereby, has caused this Consent and Reaffirmation of Guarantor, Pledgor and Subordinated Lender to be executed as of April 1, 2002.

LANDEC CORPORATION, a California corporation
By:	/s/ Gregory S. Skinner Name: Gregory S. Skinner Title: V.P. of Finance, CFO

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  Exhibit 10.36
AMENDMENT NO. 6 TO LOAN AGREEMENT
ANNEX I TO AMENDMENT NO. 6 CONSENT AND REAFFIRMATION OF GUARANTOR, PLEDGOR AND SUBORDINATED LENDER